Exhibit 99.2

November 15, 2013

Investor Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you very much for joining us. To start, for those of you who might not be familiar with XPO, here’s some information about our company and the strategy that drove our most recent quarterly performance of 42% organic growth company-wide, year-over-year.

We took control of the company in September of 2011, with the objective of growing the business to $5 billion of revenue in 2017 under the new brand of XPO Logistics. Today, we’re one of the fastest-growing transportation logistics companies in North America, with a freight brokerage division that we’ve taken from a single location to the fourth largest brokerage firm in two years, with dramatic organic growth of 146% in the third quarter, year-over-year. We’re also the largest provider of last-mile logistics and a top five expediter, with growing positions in freight forwarding, less-than-truckload brokerage and intermodal.

We’re driving our growth with the precise execution of a clearly defined, three-part strategy.

Part one is to significantly scale up and optimize our existing operations. That means we’re increasing the revenue and profitability of our current network of 90 locations in the U.S. and Canada. Part two is acquisitions – we’ll continue to acquire attractive companies that are highly scalable. And part three is cold-starts – we’ll continue to open greenfield locations in North America, and base them where we can recruit strong leaders and a large number of qualified salespeople.

We began executing this strategy in December of 2011, when the majority of our new leadership team was in place. It’s been a busy two years:

We completed nine acquisitions. We opened 20 cold-starts. Our expedited business has approximately 400 trucks under exclusive contract. We established relationships with an additional 23,000 carriers that provide capacity, representing more than half a million trucks on the road. And we opened three major capacity management centers in Atlanta, Charlotte and Chicago, staffed by a growing team of over a thousand carrier-facing specialists.

We developed cutting-edge recruiting, training and onboarding programs. We grew our headcount from barely 200 employees in late 2011 to over 2,100 and counting. We introduced a scalable IT platform and released three major upgrades so far, with enhancements every few weeks. We established a national operations center in Charlotte, North Carolina, to support a much larger organization. Our teams now facilitate an average of 18,500 deliveries per day, with an intense focus on on-time pickup and delivery. Most importantly, we’ve instilled a high-octane, performance-driven culture focused on delivering world-class service to customers.

We raised $543 million through common stock and convertible debt offerings. And last month we entered into a $125 million ABL facility, with the potential to increase the borrowing capacity to up to $200 million.

So we’ve made tremendous progress in adding almost a billion dollars of revenue in two years – and we’re just getting started. Now let’s take a closer look at each part of our strategy.

First is scale and optimization. We intend to grow all of our freight brokerage branches, including four that have the potential to be mega-branches: Charlotte, Chicago, Gainesville and Salt Lake City. We plan to supersize these branches and apply the same model to other areas where we can recruit strong leadership and sales talent. All of our branches are realizing a benefit from our shared services.

There’s a lot of runway ahead of us. Currently, we have more than 9,500 customers, primarily in manufacturing, industrial, retail, commercial, life sciences, and government-related accounts, yet we currently serve less than two percent of the estimated $50 billion addressable market for freight brokerage.

There’s a lot that’s attractive about the market opportunity from the standpoint of value creation. The industry is large, growing and fragmented. In the United States alone, transportation logistics is about a trillion dollars annually. Over-the-road trucking is about $350 billion, with an estimated 15% penetration rate of brokerage versus direct shipper-to-carrier cartage. Brokerage has been growing at about two to three times GDP. The industry is highly fragmented: there are more than 10,000 licensed brokers in the U.S., but only about 25 brokerage firms with more than $200 million in revenue.

One thing that’s likely to drive increased penetration is an outsourcing trend with both shippers and carriers. It makes good economic sense for shippers and carriers to utilize third party logistics services. Instead of using internal staff to find freight or capacity, shippers and carriers are increasingly using brokers. Our strategy is positioning our company to benefit from this long-term trend. We’re building XPO not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

We’re working diligently to raise our profile in front of every prospective customer in this space. We’ve identified the 1,200 largest shippers in North America as strategic account targets. The next largest 5,000 shippers are our national account targets. In addition, there are hundreds of thousands of small and medium-sized customers who can use our services. Our branch network reaches out to them every day.

Earlier this year, we launched a strategic accounts team to target opportunities with the largest shippers. This group has deep industry experience, and a long track record with large shippers. They’re very attentive to the many nuances of shipper needs. The group includes Jeff Battle, one of the key executives who led the growth of Turbo Logistics over the last two decades. Greg Ritter is also on the team – Greg was president of Knight Brokerage before he joined XPO. Before that, he was with C.H. Robinson Worldwide for 22 years.

Dennis McCaffrey and Pat Gillihan are also dedicated to strategic account development. Dennis has 20 years in the industry and most recently ran the outside sales organization for our expedited transportation group. Pat was one of three owners of Covered Logistics who built the business into a prime provider of logistics to the manufacturing, postal, and oil and gas sectors, with 4,000 carrier relationships, before we bought it in February.

We see huge growth potential in strategic accounts. We’re growing our carrier network with every acquisition. The one-on-one expertise of our strategic accounts team is getting a great response from large shippers – in the third quarter, we won business from another 36 large accounts. We’re currently bidding on business with 164 large accounts in total, and that’s just from our initial sales efforts.

Beyond strategic accounts, we’re very focused on growing our revenues through new business development and share of wallet with existing customers. All of our salespeople are on salesforce.com, where we’ve assigned a single point of contact for each customer. This gives us good visibility into the progress of sales activities, and it helps us to cross-sell our services.

Less-than-truckload is another revenue stream that’s on our doorstep. We’re taking steps to tap into this business in a big way. Currently, less than $25 million of our company’s annual revenue comes from LTL – yet almost all of our truckload customers have LTL business. Our acquisition of Interide in May brought us a lot of LTL expertise, as well as an LTL technology platform that we’ve rolled out in all of our sales offices. Now that we’ve combined Interide’s carriers with our own network, we’re already getting better LTL rates. We’re very excited about the magnitude of the LTL opportunity.

Whether it’s truckload, LTL, expedite, last-mile or freight forwarding, we see an opportunity to differentiate XPO by providing truly phenomenal customer service. We take this very seriously. Our company’s roots are in expedited transportation, which requires picking up and delivering freight very quickly, with a goal of zero service failures. Our expedite business dates back more than 20 years – so a do-or-die mindset of meeting customer needs is in our DNA. In addition, we’re the leader in white glove logistics, where shippers depend on us to represent their brand during interactions inside a customer’s home, often with family members present. Less-than-stellar service is simply not an option.

Our passion for customer service is the basis for XPO’s culture company-wide, and also the core of our recruiting message: we’re constantly reaching out across our industry as well as to college graduates and experienced salespeople in other industries. In addition, our acquisitions bring hundreds of logistics veterans to our team.

In our experience, customers respond to one thing: results. They want on-time pickup and delivery. They want their goods to arrive safely. They’re very focused on making sure that service failures don’t happen. If there’s a problem, they want to know about it right away and they want to see a solution. We get that. If you walk into one of our branch offices, you’ll see that our people are professional, efficient and on top of things.

One of the ways we empower our employees to deliver world-class service is through our information technology. We believe that our technology is a big differentiator in our industry. We have a dedicated development team in Cambridge, Mass., that focuses solely on driving innovation and the effectiveness of our systems. We design our systems to make sure they can accommodate huge scale and complex automation. They create the discipline that helps us manage rapid growth.

In early 2012, we put a scalable IT platform in place across the company, with sales, service, carrier and track-and-trace capabilities. We followed that up with new pricing tools, load-covering capabilities, and the introduction of our proprietary freight optimizer software. We’ve put out another major release this year that includes a carrier rating engine and LTL upgrades, and we’ve enhanced the functionality of our customer and carrier portals.

Our IT team has created algorithms that provide actionable pricing information and carrier analyses. As we acquire lane and pricing histories from the companies we purchase, that information gets added to our database and can be used by our salespeople. For example, we can pull in real-time market data to highlight demand and availability in specific lanes and regions. This gives our salespeople price and capacity visibility across North America. We use detailed carrier profiling that identifies each carrier’s strengths, equipment, preferred lanes and performance metrics. And we have similar profiling for our customers, that pinpoints both operational and load requirements. We also have the ability to manage our customers’ specific routing guides and tariffs, which makes us a true partner to larger accounts.

That’s an overview of part one of our strategy: scale and optimization. Part two is acquisitions. When we look at a potential acquisition, it’s more than just a financial transaction. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization?

We’ve looked at over 1,000 companies in the last couple of years, and we’ve refined that list to the 100 most attractive prospects. Our acquisition team is constantly in dialogue with these targets. Many of the companies we’re talking to are eager to join XPO. They like our energy – they know we’re going places. For our part, we’re being very disciplined about seeking out strategically sound acquisitions that align with our core competencies.

Each acquisition is a win-win for us by design. Our acquired operations can sell the services of our other divisions, and we gain more carriers, customers and expertise that we can use company-wide. For example, we’ve added capabilities in LTL, last-mile, refrigerated and expedited air charter to our range of services. Our acquisitions of Turbo, Kelron, Covered Logistics and 3PD increased our penetration with Fortune 500 companies. The added locations give us more real-time visibility into the ebb and flow of pricing in various lanes. As a result of these synergies, our salespeople can cover loads more effectively.

Our latest acquisition is Optima Service Solutions, which we closed on November 13 and will integrate into our 3PD last-mile business. Optima is a highly scalable leader in its space, as a non-asset provider of last-mile logistics for retailers and manufacturers. It has a contractual network of independent carriers and technicians that facilitates the residential delivery of large appliances and electronics in every U.S. zip code. For the past five years, this fast-growing business has generated a compound annual growth rate of over 16%.

Optima enhances 3PD’s ability to provide residential customers with a seamless delivery experience inside the home. In addition, it benefits from the same powerful tailwind as 3PD: the growing inclination of retailers and manufacturers to outsource the last-mile logistics of heavy goods. We plan to leverage Optima’s synergies with 3PD, and integrate its proprietary software into our last-mile technology. This will create a single, powerful customer service platform that doesn’t exist in the last-mile sector today.

We’re positioning XPO to capitalize on an important trend in transportation logistics: many shippers are choosing to consolidate 3PL services with fewer and larger providers who have deep capacity and a broad range of services.

This brings us to the third part of our strategy, and an important one: cold-starts. As we mentioned earlier, we’ve opened 20 cold-starts to date. Nine of those were freight brokerage, and they’re ramping up nicely. They’ve only been open a little over a year on average, and they already have a combined annual revenue run rate of more than $120 million. We also opened 10 cold-starts in freight forwarding and one in expedite.

Cold-starts of any size can generate extremely high returns on invested capital, because the amount of start-up capital is relatively slim: generally a million dollars or less. And there’s a large component of variable-based incentive compensation.

Each of our freight brokerage cold-starts is led by a highly experienced branch president who has “been there and done that” before – someone who can inspire a team to build a branch up to tens or hundreds of millions of dollars in revenue. We locate these branches in prime areas for recruitment. Talent is the most important factor for cold-starts – both leadership and sales talent. It was the most important factor in locating our two most recent brokerage cold-starts in Houston and Richmond. We’re immersed in hiring talent in both cities right now. In addition, we’ve received approval for up to $1.9 million in state and local tax incentives to develop a large brokerage facility in Louisville, Kentucky.

That’s our business plan. Now it comes down to operational excellence: execution and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, started four highly successful companies from scratch prior to XPO Logistics, and built each of those companies into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they completed nearly 500 acquisitions and opened 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

Brad spent the better part of his first year with XPO assembling a team whose collective skill set is the perfect fit for our company’s ambitious growth strategy. For a competitor to successfully copy our business plan, it would need the deep bench of talent that we have – not just at the senior executive level, but in every key position. Here are just a few examples of our talent:

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. John has advised transportation and logistics companies on more than 60 M&A and capital market transactions. He lead-managed IPOs for C.H. Robinson and Hub Group, and he was an underwriter on equity offerings for Forward Air, Heartland Express and Knight Transportation.

Scott Malat is our chief strategy officer. He’s involved in all aspects of our company that require strategic thinking, including sales and marketing, operational benchmarking and equity market relationships. Scott knows our industry inside and out. He was the senior equity research analyst covering the air, rail, trucking and shipping sectors at Goldman Sachs prior to joining XPO. Earlier, he was an equity research analyst with UBS, and a strategy manager with JPMorgan Chase.

Mario Harik is our CIO. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team based primarily on the MIT campus, where he earned his degree. Mario and his team are using technology in innovative ways that tie directly to customer service. They’ve accomplished a huge amount in a short period of time.

Gordon Devens is our general counsel. Gordon is more than just a talented corporate lawyer. After working at Skadden, Arps, he spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. Gordon has completed over 250 M&A transactions during his career, and he brings all that experience to XPO’s growth strategy.

Troy Cooper is our senior vice president of operations. Before XPO, he was responsible for integrating hundreds of acquisitions for high-growth companies in three different industries – including United Rentals and United Waste. United Rentals had the twenty-fourth largest private equipment fleet in the United States, and United Waste had the fifth largest truck fleet for solid waste collection. In addition to his strong financial skills, Troy brings a disciplined oversight to our operations.

On the carrier side, Lou Amo is our vice president of carrier procurement and operations. Lou has 16 years’ experience working on both the shipper side and the carrier side in senior positions with companies like Electrolux, Union Pacific and Odyssey Logistics. Lou’s team specializes in building relationships with small and medium-sized carriers, mostly with fewer than 50 trucks. We treat our carriers respectfully and professionally, we give them miles at fair rates, and we earn their trust. In return, they work hard to make sure we fulfill our commitment to our customers: to pick up and deliver each shipment on time.

Marie Fields is our director of training. She has 16 years of industry experience, including 12 years with C.H. Robinson, where she managed training and on-boarding of new hires, systems training and sales development. Marie also worked for American Backhaulers as a dispatcher and a carrier sales rep. Her team has developed a highly effective training program that encompasses classroom instruction, structured simulation, on-the-job training, an e-learning curriculum, continuing education, mentoring and direct coaching by our branch presidents.

Taken in its entirety, our organization is unique in the industry because it includes top talent from virtually every other major 3PL in North America. Not only do we have deep bench strength, we have an incredible diversity of industry experience. We’ve assembled the best and most energetic thinkers in logistics, and cross-fertilized best practices to create a powerful synergy. No other company in our industry has this rich variety of talent.

Moving on to the financial picture: we’ve more than quadrupled the size of the business in less than two years. We reported $177 million of revenue for 2011. We were at an annual revenue run rate of $500 million early this year. And now we’ve grown our run rate to nearly $1 billion. For the third quarter of 2013, we reported 42% year-over-year organic growth company-wide, including freight brokerage organic growth of 146%. Our total revenue was up over 173% year-over-year in the quarter, freight brokerage up over 374%, expedited was up almost 6%, and freight forwarding was up over 10%. In addition, we achieved significant improvements in gross margin percentage in every one of our divisions.

We have numerous opportunities to optimize our business mix. In addition to growing our current lines of business, we’re also looking at acquisitions and cold-starts in LTL, intermodal and managed transportation, as well as other complementary areas of non-asset logistics. While each type of service has its own margin structure, our combined operations are right in line with our plan: we’re close to achieving our 2013 outlook for an annual revenue run rate of at least a billion dollars by year-end, and we expect to be EBITDA-positive in the fourth quarter.

As we move forward, we’ll continue to execute our strategy for rapid growth. We’re planning on generating $300 million of EBITDA and $5 billion of revenue in 2017, with $1.5 billion to $2 billion of that revenue coming from acquisitions.

Finally, it’s worth noting that XPO management owns over 40% of the company’s shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up – we’re on track or ahead of plan with our strategy to build XPO into a multi-billion dollar company with strong fundamentals for value creation. Our industry is large, growing, fragmented, and still in an early stage of consolidation. We have a robust pipeline of acquisition targets. We’ve been delivering exceptionally strong organic growth, including through cold-starts. We have a well-defined process for scaling up our operations. We’re thriving in a passionate, world-class culture of customer service. And we have an unusually talented management team intently focused on our goals. When we look ahead, we see a lot of room to grow the business. We’re excited about the future of XPO!

Thank you for your interest.

Forward-looking Statements

This transcript includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our outlook with respect to annual revenue and fourth quarter EBITDA for 2013 and our targets for annual revenue and EBITDA for 2017. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; the expected impact of our acquisitions, including the expected impact on our results of operations; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy; litigation, including litigation related to misclassification of independent contractors; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to retain our and acquired companies’ largest customers; our ability to successfully integrate acquired businesses; and governmental regulation. All forward-looking statements set forth in this transcript are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this transcript speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.